Exhibit 99.1

Media /Sales Contact:

Hanna Wagari

Director of Marketing

Cardium Therapeutics, Inc.

Tel: (858) 436-1042

Email: hwagari@cardiumthx.com

CARDIUM ANNOUNCES MEDPODIUM NEO-ENERGY™ AND NEO-CARB BLOC™

NUTRA-APPS™ FOR SELECT U.S. RETAIL AND CONVENIENCE STORES

SAN DIEGO, CA – December 13, 2011 – Cardium Therapeutics (NYSE Amex: CXM) today announced the availability of MedPodium Nutra-Apps™, small, pharmaceutically-sealed, tasteless, easy-use capsules in pocket-sized packaging that are designed to address the unique needs of today’s highly mobile and technology-driven millennial consumers (aged 20-35). MedPodium’s Nutra-Apps Neo-Energy™ and Neo-Carb Bloc™ products are now available in select convenience stores in the Southern and Southwestern United States, and Cardium plans to introduce two additional Nutra-Apps products — Neo-Chill™ for relaxation and to help reduce stress and Neo-Sleep™ to help promote restful sleep. For more information and to purchase MedPodium Nutra-Apps™ online, please visit http://www.medpodium.com/index.php/supplements.

MedPodium’s Neo-Energy™ is a dietary supplement capsule that provides a customized blend of natural caffeine, green tea leaf extract and Vitamin B3 (Niacin). Each of Neo-Energy’s small, easy-to-use capsules provide an amount of caffeine comparable to commonly-sold energy shots or a premium coffee, or multiple cans (about 20 ounces) of various energy drinks. A pocket-sized pack containing four Neo-Energy capsules will be sold for approximately the same retail price as a single liquid energy shot or beverage. In addition, Neo-Energy capsules have no sugar, no calories, and no aftertaste as commonly found in various drinks.*

MedPodium’s new Neo-Carb Bloc™ is a dietary supplement that features a custom formulation of maximum strength Phase 2™, a white kidney bean extract that has been clinically studied and shown to reduce the enzymatic digestion of dietary starches contained in many carbohydrate-rich foods such as pastas, rice, crackers, breads, pastries, potato chips, and donuts.* Sold in convenient, pocket-sized packages of two small, easy-use capsules, Neo-Carb Bloc™ is designed to selectively reduce the uptake of the types of carbohydrates found in many starchy foods, without blocking the absorption of “good” simple carbohydrates such as those derived from vegetables and whole grains.*

“Our new Neo-Energy small capsule-based formulation allows for convenient pocket-sized packaging and is competitively priced for today’s performance- and price-conscious convenience store and retail consumers, and Neo-Carb Bloc™ is a novel product entry into convenience stores where carbohydrate-rich snack foods are so commonly available,” stated Christopher J. Reinhard, Cardium’s Chairman and Chief Executive Officer. “We plan to further broaden our Nutra-Apps product portfolio with the addition of other product offerings, such as Neo-Chill and Neo Sleep and to expand distribution nationally. With market traction, we plan to broaden our Nutra-Apps brand platform for potential distribution into the food, drug and mass markets.”

Reinhard added, “MedPodium is designing and formulating a portfolio of premium, best-in-class, science-based products based on key ingredients that have been well characterized scientifically and shown to be capable of promoting a healthy lifestyle, such as enhancing energy, cognition, mood, sleep, weight management, and fitness for millennial consumers. We are highly selective and require that our products be substantiated with scientific data to support an understanding of the mechanism of action, have well-defined manufacturing standardizations, and allow for easy to use formulation and dosage.”*

About MedPodium Nutra-Apps™

MedPodium Nutra-Apps™ are small, pharmaceutically-sealed, tasteless, easy-use pills and capsules available in convenient, pocket-sized packaging. Nutra-Apps™ dietary supplements are science-based products and are designed to promote personal health in today’s increasingly complex work and social environments and to address the unique needs of today’s technology-driven millennial consumers. Additional information about MedPodium Nutra-Apps™ is located at http://www.medpodium.com/index.php/supplements.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product, Excellagen™ topical gel for advanced wound care management, recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Neo-Energy™, Neo-Carb Bloc™ or other Nutra-Apps™ can be effectively commercialized; that the MedPodium product line can be successfully broadened to include additional healthy lifestyle opportunities and that these products will be commercially successful or will effectively enhance our businesses or their market value; that results or trends observed in clinical studies or other observations will be reproduced in subsequent studies or in broader use; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that the Food and Drug Administration, the Federal Trade Commission or other regulatory agencies will not introduce additional or more restrictive regulations covering naturally-derived products such as those in our MedPodium product line; that our in-house or external product commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our co-development and strategic licensing arrangements will successfully and in a timely manner lead to the development, formulation, manufacture and licensing of products for Cardium’s MedPodium healthy lifestyle line; or that these or any other third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of biologics and in the development and commercialization of new products, the conduct of human clinical trials and other product development efforts, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and qualifications and to maintain our listing on a national stock exchange, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition and regulation, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

*Note: These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Copyright 2011 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, MedPodium™, Appexium™, Linée™, Alena™, Cerex, D-Sorb™, Nutra-Apps™, Neo-Energy™, Neo-Carb Bloc™, Neo-Chill™, and Neo-Sleep™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.

(Other trademarks belong to their respective owners)